     As filed with the Securities and Exchange Commission on August 1, 1996
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         JAYHAWK ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)

             Texas                                      75-2486444
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

            Two Galleria Tower
        13455 Noel Road, Suite 1800                      75240
               Dallas, Texas                           (Zip Code)
(Address of Principal Executive Offices)

                         JAYHAWK ACCEPTANCE CORPORATION
        AMENDED AND RESTATED 1994 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                Jerry W. Bayless
                               Two Galleria Tower
                          13455 Noel Road, Suite 1800
                              Dallas, Texas 75240
                                 (214) 663-1000
                     (Name, address, and telephone number,
                   including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE

Title of securities to be    Amount to   Proposed      Proposed      Amount of
 registered (1)                 be       maximum       maximum      registration fee
                             registered  offering     aggregate
                                         price per     offering
                                         share (2)    price (2)
- --------------------------------------------------------------------------------
Common Stock, $.01 par        500,000    $11.4375   $5,718,750.00      $1,972.00
 value                         Shares
- --------------------------------------------------------------------------------

(1) Shares of common stock of Jayhawk Acceptance Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the Jayhawk Acceptance Corporation Amended and Restated 1994 Stock Option and Restricted Stock Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on July 25, 1996, as reported on the Nasdaq Stock Market.


THE 500,000 SHARES OF COMMON STOCK BEING REGISTERED HEREBY SHALL BE ISSUED UNDER THE PLAN, WHICH WAS AMENDED AS OF MARCH 6, 1996, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN. PURSUANT TO INSTRUCTION E OF FORM S-8, THE CONTENTS OF THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1995, REGISTRATION NO. 33-95750 ARE INCORPORATED BY REFERENCE HEREIN.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 31, 1996.


                                       JAYHAWK ACCEPTANCE CORPORATION

                                       By:  /s/  MICHAEL I. SMARTT
                                          -----------------------------
                                                 Michael I. Smartt
                                                 Chairman of the Board,
                                                 Chief Executive
                                                 Officer and Director


                               POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes Michael I. Smartt or Jerry W. Bayless to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Michael I. Smartt or Jerry W. Bayless as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Name                     Title                        Date
          ----                     -----                        ----
/s/ MICHAEL I. SMARTT      Chairman of the Board,           July 31, 1996
- -------------------------  Chief Executive Officer and
    Michael I. Smartt      Director (Principal Executive
                           Officer)

/s/ JERRY W. BAYLESS       Executive Vice President,        July 31, 1996
- -------------------------   Chief Financial Officer and
    Jerry W. Bayless        Treasurer (Principal Financial
                            and Accounting Officer)

/s/ DAN W. COOK III        Director                         July 31, 1996
- -------------------------
    Dan W. Cook III

/s/ JOHN D. CURTIS         Director                         July 31, 1996
- -------------------------
    John D. Curtis


/s/ C. GREGORY EARLS       Director                         July 31, 1996
- -------------------------
    C. Gregory Earls

/s/ RICHARD B. HOFFMAN     Director                         July 31, 1996
- -------------------------
    Richard B. Hoffman

/s/ REGINA T. MONTOYA      Director                         July 31, 1996
- -------------------------
    Regina T. Montoya

/s/ JOE J. POLLARD, III    Director                         July 31, 1996
- -------------------------
    Joe J. Pollard, III

/s/ JACK T. SMITH          Director                         July 31, 1996
- -------------------------
    Jack T. Smith

/s/ JOHN C. TOLLESON       Director                         July 31, 1996
- -------------------------
    John C. Tolleson

/s/ CARL H. WESTCOTT       Director                         July 31, 1996
- -------------------------
    Carl H. Westcott

                                 Exhibit Index

                                                                    Sequentially
          Exhibit                                                     Numbered
            No.                           Description                   Page
- ---------------------------  -------------------------------------  ------------
5                            Opinion of Baker & McKenzie                  5

23.1                         Consent of Ernst & Young LLP                 6